Exhibit 21.1
Subsidiaries of the Registrant
Certain subsidiaries of the registrant and their subsidiaries are listed below.

Name	Country of Organization
Sistemes Consulting S.L.	Andorra
Accenture SRL	Argentina
Accenture Service Center SRL	Argentina
Accenture Australia Pty Ltd	Australia
Accenture Australia Holdings Pty Ltd	Australia
Avanade Australia Pty Ltd	Australia
CTRE Pty Ltd	Australia
Change Track Research Pty Ltd	Australia
Accenture GmbH	Austria
Accenture Technology Solutions GmbH	Austria
Accenture BPM SCRL	Belgium
Accenture S.A.\.N.V.	Belgium
Accenture Technology Solutions NV/SA	Belgium
Accenture Technology Ventures S.P.R.L.	Belgium
Avanade Belgium SPRL	Belgium
Blue Insurance Ltd	Bermuda
Accenture Technology, Consulting and Outsourcing S.A.	Bolivia
Accenture (Botswana) (PTY) Ltd	Botswana
Accenture do Brasil Ltda	Brazil
Accenture Servicos de Suporte de Negocios Ltda	Brazil
Accenture Servicos Administrativos Ltda	Brazil
BPO Servicos Administrativos Ltda	Brazil
Avanade do Brasil Ltda	Brazil
Fjordnet Brasil Desenho Digital Ltda	Brazil
Accenture Canada Holdings Inc.	Canada
Accenture Inc	Canada
Accenture Technology Solutions—Canada, Inc.
(also known as Solutions technologiques Accenture—Canada, Inc.)	Canada
Accenture Business Services of British Columbia Limited Partnership	Canada
Accenture Business Services for Utilities Inc	Canada
Accenture Nova Scotia Unlimited Liability Co.	Canada
Avanade Canada Inc.	Canada
Acquity Group Limited	Cayman Islands
2020 GlobalGrowth Equities Limited	Cayman Islands
Accenture Chile Asesorias y Servicios Ltda	Chile
Neo Metrics Chile, S.A.	Chile
Accenture (China) Co Ltd	China
Accenture Technology Solutions (Dalian) Co Ltd	China
Qi Jie (Beijing) Info Tech Co Ltd	China
Accenture (Beijing) Mobile Technology Co Ltd	China
Avanade Guangzhou	China
Avanade GZ Computer Technology Development Co. Ltd. (SH)	China
Accenture Ltda	Colombia

Name	Country of Organization
Accenture S.R.L.	Costa Rica
Digital and Interactive Training Company D.I.T.C. S.R.L.	Costa Rica
Accenture Services s.r.o	Czech Republic
Accenture Technology Solutions s.r.o.	Czech Republic
Accenture A/S	Denmark
Avanade Denmark ApS	Denmark
ENMAX Technology-Ecuador S.A.	Ecuador
Accenture Egypt LLC	Egypt
Accenture Oy	Finland
Accenture Technology Solutions Oy	Finland
Accenture Services Oy	Finland
Avanade Finland Oy	Finland
Fjord Oy	Finland
Accenture SAS	France
Accenture Technology Solutions SAS	France
InVita SAS	France
Avanade SAS	France
Accenture Investment Processing Services SAS	France
Accenture Holdings France SAS	France
Accenture Insurance Services SAS	France
Accenture Post-Trade Processing SAS	France
Digiplug SAS	France
Fjord France SARL	France
Accenture GmbH	Germany
Accenture Management GmbH	Germany
Accenture Holding GmbH & Co. KG	Germany
Accenture Dienstleistungen GmbH	Germany
Accenture Services GmbH	Germany
Accenture Technology Solutions GmbH	Germany
Accenture Services für Kreditinstitute GmbH	Germany
Avanade Deutschland GmbH	Germany
Accenture CAS GmbH	Germany
Fjord GmbH	Germany
Accenture Ghana Limited	Ghana
Accenture Finance (Gibraltar) III Ltd	Gibraltar
Accenture Minority III Ltd	Gibraltar
Accenture S.A.	Greece
Accenture BPM Operations Support Services S.A.	Greece
Accenture Co Ltd	Hong Kong SAR
Accenture Technology Solutions (HK) Co. Ltd.	Hong Kong SAR
Avanade Hong Kong Ltd	Hong Kong SAR
Accenture Tanacsado Korlatolt Felelossegu Tarsasag KFT
(also known as Accenture KFT)	Hungary

Name	Country of Organization
Accenture Services Private Ltd	India
Zenta Private Limited	India
Peninsula Capital Services Private Limited	India
Octagon Clinical Research Solutions India Private Limited	India
NewsPage India Software Services Private Ltd	India
P.T. Accenture	Indonesia
Accenture	Ireland
Accenture Global Services Ltd	Ireland
Accenture Defined Benefit Pension Plan Trustees Ltd.	Ireland
Accenture Defined Contribution Pension Plan Trustees Ltd.	Ireland
Accenture IOM 1 Company Limited	Isle of Man
Accenture IOM 2 Company Limited	Isle of Man
Accenture Ltd	Israel
Accenture SpA	Italy
Accenture Technology Solutions SRL	Italy
Accenture Outsourcing SRL	Italy
Accenture Insurance Services SpA	Italy
Accenture Finance and Accounting BPO Services SpA	Italy
Accenture HR Services SpA/TESS	Italy
Avanade Italy SRL	Italy
Accenture Japan Ltd	Japan
Avanade Japan KK	Japan
Renacentis IT Services, Co. Ltd	Japan
Accenture East Africa Ltd	Kenya
Accenture Sàrl	Luxembourg
Accenture S.C.A.	Luxembourg
Accenture International Sàrl	Luxembourg
Accenture International Capital SCA	Luxembourg
Accenture Sdn. Bhd.	Malaysia
Accenture Technology Solutions Sdn. Bhd.	Malaysia
Accenture Solutions Sdn Bhd	Malaysia
Avanade Malaysia Sdn Bhd	Malaysia
Accenture Services (Mauritius) Ltd	Mauritius
Accenture S.C.	Mexico
Operaciones Accenture S.A. de C.V.	Mexico
Accenture Technology Solutions S.A.de C.V.	Mexico
Servicios Tecnicos de Programacion Accenture S.C.	Mexico
Accenture Services Morocco SA	Morocco
Accenture Maghreb S.a.r.l.	Morocco
Accenture Mozambique Limitada	Mozambique
Accenture Holdings B.V.	Netherlands
Accenture Branch Holdings B.V.	Netherlands

Name	Country of Organization
Accenture Middle East B.V.	Netherlands
Accenture Central Europe B.V.	Netherlands
Accenture Australia Holding B.V.	Netherlands
Accenture Korea BV	Netherlands
Accenture Technology Ventures BV	Netherlands
Accenture Participations BV	Netherlands
Accenture Minority I BV	Netherlands
Accenture BV	Netherlands
Accenture Insurance Services BV	Netherlands
Avanade Netherlands BV	Netherlands
Partners Technology Mexico Holdings BV	Netherlands
Accenture Equity Finance BV	Netherlands
Accenture NZ Limited	New Zealand
Accenture Ltd	Nigeria
Accenture AS	Norway
Avanade Norway AS	Norway
Accenture Panama Inc	Panama
Accenture Inc	Philippines
Accenture Healthcare Processing Inc.	Philippines
Zenta Global Philippines, INC.	Philippines
Accenture Sp. z.o.o.	Poland
Accenture Services Sp. z.o.o.	Poland
Accenture Consultores de Gestao S.A.	Portugal
Accenture Technology Solutions - Solucoes	Portugal
Informaticas Integrados, S.A.
Accenture Services S.r.l.	Romania
Accenture OOO	Russia
Accenture Saudi Arabia Ltd	Saudi Arabia
Accenture Pte Ltd	Singapore
Accenture Technology Solutions Pte Ltd	Singapore
Avanade Asia Pte Ltd	Singapore
NewsPage Pte Ltd	Singapore
Accenture s.r.o.	Slovak Republic
Accenture Services s.r.o.	Slovak Republic
Accenture Technology Solutions—Slovakia s.r.o.	Slovak Republic
Accenture (South Africa) Pty Ltd	South Africa
Accenture Services (South Africa) Pty Ltd	South Africa
Accenture Technology Solutions Pty Ltd	South Africa
Accenture Africa Pty Ltd	South Africa
Accenture Technology Infrastructure Services Pty Ltd	South Africa
Avanade South Africa	South Africa
Accenture Yuhan Hoesa Also known as Accenture Ltd	South Korea
Accenture Technology Solutions Ltd	South Korea
Accenture S.L.	Spain
Accenture Outsourcing Services,S.A.	Spain
Accenture Holdings (Iberia) S.L.	Spain
Coritel S.A.	Spain

Name	Country of Organization
Alnova Technologies Corporation S.L.	Spain
Avanade Spain SL	Spain
CustomerWorks Europe SL	Spain
Energuiaweb SL	Spain
Neo Metrics Analytics, S.L.	Spain
Fjord Spain SLU	Spain
Accenture AB	Sweden
Accenture Services AB	Sweden
Avanade Sweden AB	Sweden
Service Design Sweden AB	Sweden
Accenture AG	Switzerland
Accenture Holding GmbH	Switzerland
Accenture Global Services GmbH	Switzerland
Accenture Finance GmbH	Switzerland
Accenture Finance II GmbH	Switzerland
Avanade Schweiz GmbH	Switzerland
Accenture Services AG	Switzerland
Accenture Supply Chain Services	Switzerland
Accenture Co Ltd	Taiwan
Accenture Co Ltd.	Thailand
Accenture Technology Solutions (Thailand) Ltd.	Thailand
Avanade (Thailand) Co Ltd	Thailand
AGS Business and Technology Services Limited	Trinidad and Tobago
Accenture Danismanlik Limited Sirketi	Turkey
Accenture BPM is Yonetimi Limited Sirketi	Turkey
Fjordnet Reklam, Pazarlama ve Iletisim Hizmetleri Ltd. Sti	Turkey
Accenture (UK) Ltd	United Kingdom
Avanade UK Ltd	United Kingdom
Avanade Europe Holdings Ltd	United Kingdom
Avanade Europe Services Ltd	United Kingdom
Accenture Services Ltd	United Kingdom
Accenture Post-Trade Processing Limited	United Kingdom
Accenture Properties	United Kingdom
Fjordnet Ltd	United Kingdom
Fjord (OSH) Ltd	United Kingdom
Fjord Network Ltd	United Kingdom
Accenture LLP	United States
Accenture Inc	United States
Accenture LLC	United States
Accenture Capital Inc	United States
Accenture Sub Inc	United States
Avanade Inc	United States
Avanade International Corporation	United States
Avanade Holdings LLC	United States

Name	Country of Organization
Maple Insurance Inc	United States
Navitaire LLC	United States
Navitaire International LLC	United States
Proquire LLC	United States
Accenture Federal Services LLC	United States
Accenture Insurance Services LLC	United States
Zenta Mortgage Services LLC	United States
Zenta Recoveries Inc	United States
Zenta US Holdings Inc.	United States
Accenture Puerto Rico LLC	United States
BABCN LLC	United States
Accenture 2 LLC	United States
Origin Digital, Inc.	United States
Computer Research and Telecommunications LLC	United States
Avanade Fed Services LLC	United States
Fjord LLC	United States
ASM Research LLC	United States
Accenture Uruguay SRL	Uruguay
Accenture C.A.	Venezuela
Accenture Vietnam Co., LTD	Vietnam
Accenture Zambia Limited	Zambia